UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 07/29/2008

Commission File Number: 001-33149

NYMEX Holdings, Inc.

(Exact name of registrant as specified in its charter)

DE	13-4098266
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One North End Avenue, World Financial Center, New York, NY 10282-1101

(Address of principal executive offices, including zip code)

(212) 299-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 29, 2008, NYMEX Holdings, Inc. (the “Company”) filed a Certificate of Retirement of the Company’s Series A-1 Common Stock, Series A-2 Common Stock, Series A-3 Common Stock, Series B-1 Common Stock, Series B-2 Common Stock and Series B-3 Common Stock (the “Certificate of Retirement”) with the State of Delaware, which became effective on the same day. Pursuant to Section 243(b) of the Delaware General Corporation Law, once the Certificate of Retirement became effective, it had the effect of amending the Company’s certificate of incorporation so as to reduce the number of authorized shares of the Company’s capital stock. Accordingly, the authorized shares of the Company’s capital stock was reduced by 79,924,800 shares, such that the total number of authorized shares of the Company’s capital stock is now 101,984,800.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Retirement of Series A-1 Common Stock, Series A-2 Common Stock, Series A-3 Common Stock, Series B-1 Common Stock, Series B-2 Common Stock and Series B-3 Common Stock of NYMEX Holdings, Inc.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYMEX Holdings, Inc.

Date: August 1, 2008	By:	/s/ Richard Kerschner
Richard Kerschner
General Counsel

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Retirement of Series A-1 Common Stock, Series A-2 Common Stock, Series A-3 Common Stock, Series B-1 Common Stock, Series B-2 Common Stock and Series B-3 Common Stock of NYMEX Holdings, Inc.

4